Exhibit 99.1

Vivid Seats Announces Completion of Exchange Offer

CHICAGO, IL – July 5, 2022 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats” or the “Company”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today announced the completion of its previously announced exchange offer (the “Offer”) relating to its outstanding public warrants to purchase shares of its Class A common stock, par value $0.0001 per share (“Class A Common Stock”).

Evercore Group L.L.C. served as the Dealer Manager for the Offer.

This announcement is for informational purposes only and shall not constitute an offer to purchase or a solicitation of an offer to sell the warrants or an offer to sell or a solicitation of an offer to buy any shares of Class A Common Stock. The Offer was made only through, and pursuant to the terms and conditions set forth in, the Company’s Schedule TO, Prospectus/Offer to Exchange and related letter of transmittal.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live,” the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Vivid Seats has been chosen as the official ticketing partner by some of the biggest brands in the entertainment industry including ESPN, Rolling Stone, and the Los Angeles Clippers. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats is recognized by Newsweek as one of America’s Best Companies for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling 866-848-8499.

Caution Concerning Forward-Looking Statements

Certain statements made in this document are “forward-looking statements” with respect to the Offer, the services offered by Vivid Seats and the markets in which it operates, and Vivid Seats’ projected future results. These forward-looking statements generally are identified by the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “targets,” “may,” “will,” “should,” “would,” “will be,” “will continue,” “will likely result,” “future,” “propose,” “strategy,” “opportunity” and variations of these words or similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or are not statements of historical matters are intended to identify forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, guarantees, assurances, predictions or definitive statements of fact or probability regarding future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Vivid Seats’ control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the COVID-19 pandemic, its duration, its impact on Vivid Seats’ business, results of operations, financial condition, liquidity, use of borrowings, business practices, operations, suppliers, third-party service providers, customers, employees, industry, ability to meet future performance obligations and ability to efficiently implement advisable safety precautions; Vivid Seats’ ability to raise financing in the future; Vivid Seats’ future financial performance; Vivid Seats’ success in retaining or recruiting, or changes required in, officers, key employees or directors; Vivid Seats’ ability to pay dividends on its Class A Common Stock on the terms currently contemplated or at all; and other factors relating to Vivid Seats’ business, operations and financial performance, including, but not limited to Vivid Seats’ ability to compete in the ticketing industry; Vivid Seats’ ability to maintain relationships with buyers, sellers and distribution partners; Vivid Seats’ ability to continue to improve the Vivid Seats platform and maintain and enhance its brand; the impact of extraordinary events or adverse economic conditions on discretionary consumer and corporate spending or on the supply and demand of live events; Vivid Seats’ ability to comply with domestic regulatory regimes; Vivid Seats’ ability to successfully defend against litigation; Vivid Seats’ ability to maintain the integrity of its information systems and infrastructure, and to mitigate possible cyber security risks; Vivid Seats’ ability to generate sufficient cash flows or raise additional capital necessary to fund its operations; and other factors detailed in the section of the Prospectus/Offer to Exchange entitled “Risk Factors” and in the Company’s filings with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Vivid Seats assumes no obligation and do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Vivid Seats does not give any assurance that it will achieve its expectations.

Contacts:

Investors

Kate Copouls, Vivid Seats

Kate.Copouls@vividseats.com

Media

Julia Young, Vivid Seats

Julia.Young@vividseats.com